UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Herman Miller, Inc.
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

Notice of 2005 Annual Meeting of Shareholders
Proxy Statement

August 25, 2005

Dear Shareholder

Herman Miller, Inc.’s fiscal year ended May 28, 2005. Enclosed you will find the 2005 Report to Shareholders and a proxy card to vote your shares. You may vote your shares by mail, the Internet, or telephone.

Our Annual Shareholders’ Meeting is scheduled for September 26, 2005. This year’s meeting is at The Westin Detroit Metropolitan Airport, Tuskegee Room, 2501 Worldgateway Place, Detroit, Michigan. I will convene the business meeting promptly at 11:00 a.m. (EDT).

During the business meeting we will elect four members to the Board of Directors, take action on two proposals, and transact any other business as may come before the meeting.

Sincerely,

/s/ Michael A. Volkema

Michael A. Volkema
Chairman of the Board

Your vote is important. Please complete, sign, date, and promptly return your proxy card in the enclosed envelope, or you may vote your shares by calling the toll-free telephone number or using the Internet as described in the instructions with your proxy card.

2005 Proxy Statement Herman Miller, Inc., and Subsidiaries   7

Notice of Annual Meeting of Shareholders

The annual meeting of the shareholders of Herman Miller, Inc. (the “company”), will be held on September 26, 2005, at The Westin Detroit Metropolitan Airport, Tuskegee Room, 2501 Worldgateway Place, Detroit, Michigan at 11 a.m. (EDT) for the following purposes:

1.	To elect four directors, each for a term of three years
2.	To amend our 1995 Employees’ Stock Purchase Plan to extend the term for ten (10) years
3.	To consider and vote upon a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm
4.	To transact such other business as may properly come before the meeting or any adjournment thereof

Shareholders of record at the close of business on July 29, 2005, will be entitled to vote at the meeting.

Whether or not you expect to be present at this meeting, you are urged to sign the enclosed proxy and return it promptly in the enclosed envelope or submit your vote via telephone or Internet. If you do attend the meeting and wish to vote in person, you may do so even though you have previously voted by proxy.

By order of the Board of Directors
Daniel C. Molhoek, Secretary to the Board  August 25, 2005

Table of Contents

9 10 11 13 14 15 19 21 22 23 24 29 30 31 31 31 32 32 33 33 33 34 35 40	Solicitation of Proxies
Election of Directors
Proposal to Amend the Company's 1995 Employees' Stock Purchase Plan
Ratification of Appointment of Independent Registered Public Accounting Firm
Voting Securities and Principal Shareholders
Director and Executive Officer Information
Corporate Governance and Board Matters
Compensation of Board Members and Nonemployee Officers
Board Committees
Report of the Audit Committee
Executive Compensation Committee Report
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregated Stock Option Exercises in Fiscal 2005 and Year End Option Values
Deferred Compensation Plan--Awards in Last Fiscal Year
Equity Compensation Plan Information
Pension Plan
Other Arrangements
Shareholder Return Performance Graph
Section 16(a) Beneficial Ownership Reporting Compliance
Submission of Shareholder Proposals for the 2006 Annual Meeting
Miscellaneous
Appendix I Herman Miller, Inc., 1995 Employees' Stock Purchase Plan
Appendix II Herman Miller, Inc., Board of Directors--Audit Committee Charter April 2005

8   Notice of Annual Meeting of Shareholders

Herman Miller, Inc.

855 East Main Avenue
PO Box 302
Zeeland, Michigan 49464-0302

Proxy Statement Dated August 25, 2005

This Proxy Statement is furnished to the shareholders of Herman Miller, Inc., in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders. This meeting will be held on Monday, September 26, 2005, at 11 a.m. (EDT) at The Westin Detroit Metropolitan Airport, Tuskegee Room, 2501 Worldgateway Place, Detroit, Michigan.

Solicitation of Proxies

Each shareholder, as an owner of the company, is entitled to vote on matters scheduled to come before the annual meeting. The use of proxies allows a shareholder to be represented at the annual meeting if he or she is unable to attend the meeting in person. The proxy card accompanying this Proxy Statement is to be used for that purpose. Also, you can vote by proxy through the use of telephone or the Internet, as explained on the enclosed proxy card.

If the proxy card is properly executed and returned to the company, the shares represented by the proxy will be voted at the Annual Meeting of Shareholders and at any adjournment of that meeting. Where shareholders specify a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for the election of all nominees named in the proxy and for the proposals described in this Proxy Statement.

A proxy may be revoked prior to its exercise by (i) delivering a written notice of revocation to the Secretary, (ii) executing a proxy at a later date, or (iii) attending the meeting and voting in person. However, attendance at the meeting does not automatically serve to revoke a proxy.

2005 Proxy Statement Herman Miller, Inc., and Subsidiaries   9

Election of Directors

The Board of Directors has nominated Mary Vermeer Andringa, J. Barry Griswell, Lord Brian Griffiths of Fforestfach, and Brian C. Walker for election as directors, each to serve until the 2008 annual meeting. Each of the nominees previously has been elected as a director by our shareholders except for J. Barry Griswell who was appointed to the Board in July 2004.

The latter portion of this Proxy Statement contains more information about the nominees. Unless otherwise directed by a shareholder’s proxy, the people named as proxy voters in the accompanying proxy will vote for the nominees named above. If any of the nominees become unavailable, which is not anticipated, the Board of Directors, at its discretion, may designate substitute nominees, in which event the enclosed proxy will be voted for such substituted nominees. Proxies cannot be voted for a greater number of people than the number of nominees named.

A plurality of the votes cast at the meeting is required to elect the nominees as our directors. Accordingly, the four people who receive the largest number of votes cast at the meeting will be elected as directors. Shares not voted at the meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast at the meeting.

The Board of Directors recommends a vote FOR the election of all people nominated by the Board.

10   Election of Directors

Proposal to Amend the Company’s 1995 Employees’ Stock Purchase Plan

On October 5, 1995, the company’s shareholders approved adoption of the Herman Miller, Inc., 1995 Employees’ Stock Purchase Plan. On September 29, 1998 the company’s Board of Directors restated the plan and on May 1, 2001, adopted a First Amendment to the plan. (The restated plan, together with the First Amendment and the proposed amendment, is referred to as the “Plan”). The Plan is set to terminate on December 4, 2005. The Board of Directors on July 26, 2005, adopted an amendment extending the Plan for an additional ten (10) years, subject to approval by the company’s shareholders. The following summary of the Plan is subject to the specific provisions contained in the complete text of the Plan. For convenience a restated Plan containing the amendment is set forth in Appendix I to this Proxy Statement.

A total of 1,000,000 shares were originally reserved for issuance under the Plan. Subsequent to the implementation of the plan, the stock split twice. After factoring in the two stock splits and deducting the number of shares issued, there remained 2,274,065 unissued shares reserved for issuance under the Plan at the end of our fiscal year.

The Board of Directors believes that the opportunity to purchase shares of the company’s common stock under the Plan at a discount from market price is important to attract and retain qualified employees who are essential to the success of the company, and that stock ownership is important to providing such persons with incentive to perform in the best interests of the company.

At the annual meeting, the company’s shareholders are being asked to consider and approve this amendment to the Plan.

Description of the Employees’ Stock Purchase Plan

All active employees of the company and its participating subsidiaries, except certain part-time employees, are eligible to participate in the Plan after completing one year of continuous employment as of the beginning of an Option Period. An Option Period begins on the first day of each fiscal quarter and ends on the last day of the fiscal quarter. No employee is entitled to purchase shares of common stock under the Plan if he or she is or would be, after the purchase, the holder of five percent (5%) or more of the total voting power of the company.

The Plan provides an opportunity for eligible employees to purchase shares of the company’s common stock at a price equal to eighty-five percent (85%) of the fair market value of the shares as of the last business day of the Option Period. As long as the company’s shares are traded in the over-the-counter market, the fair market value per share will be equal to the closing sale price of the company’s common stock as reported by the National Association of Security Dealers Automated Quotation System (“NASDAQ”) on the applicable purchase date. Eligible employees who have elected to participate may contribute cash to the Plan through equal weekly payroll deductions, by lump sum contributions received 45 days prior to the last day of the Option Period, or both. However, the fair market value of the stock purchases for an employee’s account may not exceed $25,000 during any calendar year. Purchases of shares are made as of the last business day of each fiscal quarter with funds contributed by participating employees during this quarter. A participant may terminate his or her participation at any time prior to his or her last pay date in an Option Period by written notice to the company, but will not be eligible to reenter the Plan for the balance of the company’s fiscal year.

Rights under the Plan are not transferable. Any termination of employment, including death and retirement, terminates participation. In addition, the Plan automatically terminates as of December 4, 2005, unless the proposed amendment is adopted or unless the plan is terminated earlier by the Board

2005 Proxy Statement Herman Miller, Inc., and Subsidiaries   11

Description of the Employees’ Stock Purchase Plan (continued)

of Directors. The Board of Directors may amend the Plan at any time, except that it cannot be amended without shareholder approval if the amendment would: (a) increase the maximum number of shares that may be issued under the Plan, (b) decrease the purchase price per share subject to the Plan, (c) withdraw the administration of the Plan from the Committee, (d) change the class of employees eligible to participate under the plan, or (e) render options granted under the Plan unqualified for special tax treatment under the Internal Revenue Code of 1986, as amended (the “Code”).

Summary of Federal Income Tax Consequences

The Plan is intended to be a qualified “Employees’ Stock Purchase Plan,” as defined in Section 423 of the Code. The following paragraph summarizes the consequences of the acquisition and disposition of shares of the company’s common stock for federal income tax purposes, based on management’s understanding of existing federal income tax laws.

Funds contributed by employees through payroll deductions are a part of current compensation taxable as ordinary income, although not actually received by employees. As of the purchase date, on the last business day of each fiscal quarter, a participating employee will be considered to have been granted an option to purchase shares and to have simultaneously exercised that option with respect to the shares purchased on that date. If the employee does not dispose of such shares for a period of two (2) years after the date of the grant of the option (the “Holding Period”), upon subsequent disposition of the shares or upon death, the employee will realize compensation, taxable as ordinary income, equal to the lesser of: (a) the amount by which the fair market value of the shares at the time of disposition or death exceeds the option exercise price, or (b) the amount by which the fair market value of the shares at the time the option was granted exceeded the option exercise price. If (b) is the lesser amount, the difference between the fair market value of the shares at the time of disposition or death and the fair market value of the shares at the time the option was granted will be taxed as a capital gain. In the event the Holding Period requirement described above is not met, the amount to be treated as compensation on disposition of the shares by the employee is the difference between the option exercise price and the fair market value of the shares at the time the option is exercised. In the event the Holding Period requirement is not met, the company will be entitled to a deduction for federal income tax purposes equal to the amount recognized as compensation by the employee. In all other events, the company will not be entitled to any deduction for federal income tax purposes with respect to shares to an employee pursuant to exercise of an option granted under the Employee Stock Purchase Plan.

The Board of Directors recommends a vote FOR approval and adoption of the amendment extending the Plan for a period of ten (10) years, until December 4, 2015. The affirmative vote of a majority of the shares present and cast at the Annual Meeting is required to approve and adopt the Plan. Broker non-votes will not be treated as votes cast on the approval of the Plan while shares voted as abstentions will be counted as votes cast. Since a majority of the votes cast is required for approval, the sum of any negative votes and abstentions will necessitate offsetting affirmative votes to approve and adopt the Plan. Unless otherwise directed by marking on the company proxy, the proxy holder’s name therein votes for the approval of the Plan.

12   Proposal to Amend the Company’s Employees’ Stock Purchase Plan

Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed Ernst & Young LLP (Ernst & Young) as our independent registered public accounting firm for the fiscal year ending June 3, 2006. Representatives of Ernst & Young will be present at the annual meeting of shareholders and available to respond to appropriate questions. The Ernst & Young representatives will have the opportunity to make a statement if they so desire.

Although the submission of this matter for approval by shareholders is not legally required, our Board of Directors believes that such submission follows sound corporate business practice and is in the best interests of our shareholders. If our shareholders do not approve the selection of Ernst & Young, the selection of this firm as our independent registered public accounting firm will be reconsidered by the Audit Committee.

The Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

Disclosure of Fees Paid to Independent Auditors

Aggregate fees billed to us for the fiscal years ended May 29, 2004, and May 28, 2005, by our independent registered public accounting firm, Ernst & Young, were as follows:

Fiscal Year Ended	May 29, 2004	May 28, 2005

Audit Fees(1)	880,300	1,184,300

Audit Related Fees(2)	44,600	15,000

Tax Fees(3)	94,300	99,300

All Other Fees	0	0

Total	$1,019,200	$1,298,600

(1)	Includes fees billed for the audit of our consolidated financial statements included in Form 10-K, including the associated audit of our internal controls, the review of our financial statements included in our quarterly reports in Form 10-Qs, and services in connection with statutory and regulatory filings.
(2)	Includes fees billed for assurance and related services that are reasonably related to the performance of the audit or review of financial statements.
(3)	Includes fees billed for tax compliance, tax advice and, tax planning

The Board’s Audit Committee has adopted a policy for preapproving all permissible services performed by Ernst & Young. This policy requires the Committees’ preapproval of all services that may be provided by our independent registered public accountants. The policy authorizes the committee to delegate to one or more of its members preapproval authority with respect to permitted services. All of the services provided by Ernst & Young under the captions “Audit Fees,” “Audit Related Fees,” “Tax Fees,” and “All Other Fees” were approved by the Audit Committee under this policy.

2005 Proxy Statement Herman Miller, Inc., and Subsidiaries   13

Voting Securities and Principal Shareholders

On July 29, 2005, we had 69,707,823 shares of common stock issued and outstanding, par value $.20 per share. Shareholders are entitled to one vote for each share of common stock registered in their names at the close of business on July 29, 2005, the record date fixed by our Board of Directors. Votes cast at the meeting and submitted by proxy will be tabulated by our transfer agent. As of July 29, 2005, no person was known by management to be the beneficial owner of more than five percent of our common stock, except as follows.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Ariel Capital Management, Inc.	10,423,205	(1)	14.95
200 East Randolph Dr., Ste. 2900
Chicago, Illinois 60601

FMR Corp.	7,746,542	(2)	11.11
82 Devonshire Street
Boston, Massachusetts 02109

Columbia Wanger Asset Management, L.P.	3,721,200	(3)	5.34
227 West Monroe Suite 3000
Chicago, Illinois 60606

(1)	This information is derived from notification received by us from the beneficial owner, including notice that it has sole voting power as to 8,342,505 shares and sole dispositive power as to 10,421,135 shares.
(2)	This information is derived from notification received by us from the beneficial owner, including notice that it has sole voting power as to 2,481,142 shares and sole dispositive power as to 7,746,542 shares.
(3)	This information is derived from notification received by us from the beneficial owner, including notice that it has shared voting power as to 3,721,200 shares and shared dispositive power as to 3,721,200 shares.

14   Voting Securities and Principal Shareholders

Director and Executive Officer Information

Security Ownership of Management

The following table shows, as of July 29, 2005, the number of shares beneficially owned by each of the Named Executives identified in the executive compensation tables of this Proxy Statement and by all directors and executive officers as a group. Except as described in the notes following the table, the following persons have sole voting and dispositive power as to all of their respective shares.

Named Executive	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)

Brian C. Walker	396,259		.56
Michael A. Volkema	305,469		.43
Elizabeth A. Nickels	255,733		.36
John Portlock	192,664		.27
Gary S. Miller	330,003		.46
All executive officers and directors as
a group (22 persons)	2,879,639	(3)	4.03

(1)	Includes the following number of shares with respect to which the Named Executives have the right to acquire beneficial ownership under stock options exercisable in 60 days: Mr. Walker—94,200; Mr. Volkema—49,433; Ms. Nickels—201,401; Mr. Portlock—166,460; and Mr. Miller—201,410. Includes the following number of shares that are restricted and subject to certain conditions: Mr. Walker— 172,000; Mr. Volkema—220,000; Ms. Nickels—25,579; Mr. Portlock—4,000; and Mr. Miller—61,000.
(2)	Calculated based on the number of shares outstanding plus the option shares referred to in footnote (3) below.
(3)	Included in this number are 1,680,327 shares with respect to which executive officers and directors have the right to acquire beneficial ownership under options exercisable within 60 days.

2005 Proxy Statement Herman Miller, Inc., and Subsidiaries   15

The Board of Directors

The information in the following table relating to each nominee’s and director’s age, principal occupation or employment for the past five years, and beneficial ownership of shares of common stock as of July 29, 2005, has been furnished to us by the respective nominees and directors. Except as described in the notes following the table, the following nominees and directors have sole voting and dispositive power as to all of the shares set forth in the following table.

Name and Principal Occupation	Age	Year First Became a Director	Shares Owned(1)		Percent of Class(2)

Directors Whose Terms Expire in 2008

Mary Vermeer Andringa	55	1999	35,247.05
Since February 2003—
Chief Executive Officer, Vermeer Manufacturing
From 1989 to February 2003—
Chief Operating Officer, Vermeer Manufacturing
Since 1989—
President, Vermeer Manufacturing

Lord Brian Griffiths of Fforestfach	63	1991	87,743.12
Since 1991—
International Advisor,
Goldman Sachs International Limited
and House of Lords, United Kingdom

Brian C. Walker	43	2003	396,259	(5)	.56
Since July 2004—
President and Chief Executive Officer, Herman Miller, Inc.
March 2003 to July 2004—
President and Chief Operating Officer, Herman Miller, Inc.
From December 1999 to March 2003—
President, Herman Miller North America

J. Barry Griswell	56	2004	10,000.01
Since January 2002—
Chairman of the Board, Principal Financial Group, Inc., and Principal Life
Since April 2001—
President and Chief Executive Officer, Principal Financial Group, Inc.
Since January 2000—
Chief Executive Officer, Principal Life
Since March 1998—
President, Principal Life

16   Director and Executive Officer Information

Directors Whose Terms Expire in 2007

E. David Crockett	69	1982	75,688.11
Since May 1991--
Managing General and Founding Partner,
Aspen Ventures

C. William Pollard	67	1985	84,139	(3)	.12
Since April 2002--
Chairman Emeritus, The ServiceMaster Company
Since January 2005--
Chairman of the Board, UnumProvident Corporation
March 2003 to January 2005--
Co-Chairman of the Board, UnumProvident Corporation
April 2002 to January 2003--
Chairman of Executive Committee, The ServiceMaster Company
January 1994 to April 2002--
Chairman of the Board, The ServiceMaster Company
October 1999 to February 2001--
Chief Executive Officer, The ServiceMaster Company

Dorothy A. Terrell	60	1997	42,469.06
Since April 2005--
President and Chief Executive Officer, Initiative for a Competitive Inner City
April 2003 to April 2005--
Venture Partner, First Light Capital
February 1998 to August 2002--
President, Platform Service Group, and
Senior Vice President, Worldwide Sales,
Natural MicroSystems Corporation

David O. Ulrich	51	2001	45,667.06
Since 1982--
Professor, University of Michigan Business School

Directors Whose Terms Expire in 2006

Douglas D. French	51	2002	29,188.04
Since May 2004--
Principal, JD Resources, LLC
January 2000 to May 2004--
President and Chief Executive Officer, Ascension Health

Directors Whose Terms Expire in 2006 (continued on next page)

2005 Proxy Statement Herman Miller, Inc., and Subsidiaries   17

The Board of Directors    Directors Whose Terms Expire in 2006 (continued)

James R. Kackley	63	2003	13,071.02
Since May 2002--
Private Investor
From June 1999 to May 2002--
Adjunct professor, Kellstadt School of Management
DePaul University

Thomas C. Pratt	69	1999	92,700.13
Since October 2002--
President and Chief Executive Officer,
International Cooperating Ministries
July 1989 to February 2002--
President and Chief Executive Officer,
Prison Fellowship Ministries

Michael A. Volkema	49	1995	305,469	(4)	.43
Since 2000--
Chairman of the Board, Herman Miller, Inc.
July 1995 to July 2004--
Chief Executive Officer, Herman Miller, Inc.
From May 1995 to March, 2003--
President, Herman Miller, Inc.

(1)	Shares shown for each director include the following number of shares which that director has the right to acquire beneficial ownership of, under stock options exercisable within 60 days: 23,068 shares for Ms. Andringa; 43,605 shares for Lord Griffiths; 94,200 shares for Mr. Walker; 33,672 shares for Mr. Crockett; 46,281 shares for Mr. Pollard; 32,775 shares for Ms. Terrell; 45,667 shares for Mr. Ulrich; 25,518 shares for Mr. French; 34,534 shares for Mr. Pratt; 49,433 shares for Mr. Volkema.
(2)	Percentages are calculated based upon shares outstanding plus shares that the director has the right to acquire under stock options exercisable within 60 days.
(3)	Includes 1,612 shares owned of record and beneficially by Mr. Pollard’s wife. Mr. Pollard disclaims beneficial ownership of these shares. Additionally, 29,500 shares are owned by a family partnership.
(4)	Includes 220,000 shares for Mr. Volkema of restricted stock, which are subject to forfeiture under certain conditions.
(5)	Includes 172,000 shares for Mr. Walker of restricted stock, which are subject to forfeiture under certain conditions.

Mr. Kackley also is a director of PepsiAmericas, Inc. Brian Griffiths, Lord Griffiths of Fforestfach, also is a director of The ServiceMaster Company and Times Newspaper Holding Ltd. Mr. Griswell also is a director of Principal Financial Group. Mr. Pollard also is a director of UnumProvident Corporation. Ms. Terrell also is a director of General Mills, Inc., and Lightbridge, Inc. Mr. French also is a director of Old National Bancorp. Mr. Volkema also is a director of Applebee’s International, Inc. Mr. Walker also is a director of Briggs & Stratton. There are no family relationships between or among our directors, nominees, or any of our executive officers.

18   Director and Executive Officer Information

Corporate Governance and Board Matters

Board Governance Guidelines

For many years, our Board of Directors has been committed to sound and effective corporate governance practices. These practices reflect the Board’s long-standing philosophy that a proper structure, appropriate policies and procedures, and reflective cultural factors provide the cornerstone to good governance. Last year the Board documented those practices by adopting our Board Governance Guidelines. These Guidelines address director responsibilities, the composition of the Board, required Board meetings and materials, Board committee composition and responsibilities, and other corporate governance matters. Under our Guidelines, a majority of the members of our Board must qualify as independent under the listing standards of the National Association of Securities Dealers (NASD). Our Guidelines also require the Board to have, among other committees, an Audit Committee, Executive Compensation Committee, and a Nominating and Governance Committee, and that each member of those committees qualify as an independent director under the NASD listing standards. Our Board Governance Guidelines, as well as the charters of each of the foregoing committees, are available for review on our website at www.hermanmiller.com/governance.

Code of Conduct

Our Board has adopted a Code of Conduct that applies to all of our employees, officers, and directors. This code also serves as the code of ethics for our CEO and senior financial officers. This code is posted on our website at www.hermanmiller.com/code. Any changes to or waivers of the code must be approved by the Board of Directors and will be disclosed.

Determination of Independence of Board Members

As required by our Board Governance Guidelines, our Board has determined that each of our directors, other than Messrs. Volkema and Walker, qualifies as an “Independent Director,” as such term is defined in the NASD listing standards, and that none of those directors has a material relationship with Herman Miller. The Board’s determination was made as a result of its review of completed individual questionnaires addressing the nature and extent of each member’s relationship with the company and taking into consideration the definition of “Independent Director” under the NASD rules. Our Board also determined that each member of the Audit Committee, Executive Compensation Committee, and Nominating and Corporate Governance Committee meets the independence requirements applicable to those committees as prescribed by the NASD listing standards, and, as to the Audit Committee, the applicable rules of the Securities and Exchange Commission.

Meeting Attendance

Each of our directors is expected to attend all meetings of the Board and applicable committee meetings. They are also encouraged to attend our annual meeting of shareholders. Nine of our directors attended our 2004 Annual Shareholders’ Meeting. During fiscal 2005, the Board held six meetings; each director attended at least 75 percent of the aggregate number of meetings of our Board and Board committees, which they were expected to attend. Consistent with the requirements of our Guidelines, our Board met in executive sessions, without the presence of management, following the conclusion of each regularly scheduled Board meeting. These meetings were chaired by the Chairman, Mr. Volkema. In addition, following two of the Board Meetings, the independent directors met separately. These meetings were chaired by Mr. Crockett.

2005 Proxy Statement Herman Miller, Inc., and Subsidiaries   19

Communications with the Board

Shareholders and other parties interested in communicating directly with one or more of our directors may do so by writing to us, c/o Corporate Secretary, 855 East Main Avenue, PO Box 302, Zeeland, Michigan 49464-0302. The Corporate Secretary will forward all relevant correspondence to the director or directors to whom the communication is directed.

Director Nominations

Our Bylaws contain certain procedural requirements applicable to shareholder nominations of directors. Shareholders may nominate a person to serve as a director if they provide written notice to us not later than sixty days prior to the date of that year’s annual meeting and, with respect to any special meeting at which a director is to be elected, not later than 10 days after the date of notice of that meeting. The notice must include (1) the name and address of the shareholder who intends to make the nomination and of the person or persons nominated, (2) a representation that the shareholder is a current record holder and will continue to hold those shares through the date of the meeting and intends to appear in person or by proxy at the meeting, (3) a description of all arrangements between the shareholder and each nominee, (4) the information regarding each nominee as would be required to be included in a proxy statement filed under Regulations 14A of the Exchange Act had the nominee been nominated by the Board of Directors, and (5) the consent of each nominee to serve as director.

Our Nominating and Governance Committee is not currently utilizing the services of any third party search firm to assist in the identification or evaluation of board member candidates. However, the committee has in the past, and may in the future, use the services of such a firm as it deems necessary or appropriate.

Our Nominating and Governance Committee is responsible for reviewing the qualifications and independence of the members of the Board. However, it has not established specific, minimum qualifications for director nominees. This committee does assess the experience and background of prospective candidates, including his or her independence. The committee’s charter authorizes the committee to consider all factors it considers appropriate, including the candidate’s experience and knowledge of our history and culture, as well as his or her experience and background in manufacturing, design, marketing, technology, finance, management structure and philosophy, including his or her experience as a senior executive officer of a public company. In light of these general requirements, our governance committee reviews the suitability of each person nominated to our Board. In the past, through the board evaluation process, the committee has determined whether there were any skills or experience that needed to be added to the Board and used that information to help establish criteria for Board member searches and candidate evaluation. All candidates, by whomever nominated, are evaluated in the same manner and under the same standards.

The Nominating and Governance Committee has not received any recommended nominations from any of our shareholders in connection with our 2005 annual meeting. The nominees who are standing for election as directors at the 2005 annual meeting are incumbent directors recommended by the committee and nominated by the Board.

20   Corporate Governance and Board Matters

Compensation of Board Members and Nonemployee Officers

Directors Compensation

Last fiscal year we paid an annual retainer of $100,000 to directors who were not full-time employees of the company. In addition, a $5,000 retainer fee was paid to the chairpersons of Board committees. The annual retainer and chairperson fee (if appropriate) is payable by one or more of the following means, as selected by each director: (1) in cash; (2) in shares of our stock valued as of November 15 or January 15 of each year; (3) credit under the Director Deferred Compensation Plan described below, with company common stock units valued as of November 15 of each year; (4) stock options valued as of November 15 of each year under the Black-Scholes Valuation Model; or (5) as a contribution to our company employee scholarship fund.

For the current fiscal year, the compensation and methods of payment will remain the same, except that (a) the annual retainer to Directors will be $105,000, (b) the annual retainer fee for the Chairman of the Board will be $295,000, (c) the annual retainer fee for the Chair of the Audit Committee will be $10,000, and (d) any director who does not meet the stock ownership guideline of $300,000 of company stock must take at least 50% of his or her fee in one of the permissible forms of equity.

Stock Compensation Plan

We have in effect a Stock Compensation Plan, approved and adopted by our shareholders, under which nonemployee officers and directors may be granted options to purchase shares of our stock if they elect to receive their compensation in stock options. Subject to certain exceptions, the options are not exercisable until 12 months after the date of grant and expire 10 years after the date of the grant. The option price is payable upon exercise in cash or, subject to certain limitations, in shares of our stock already owned by the optionee, or a combination of shares and cash.

Deferred Compensation Plan

We also maintain a Nonemployee Officer and Director Deferred Compensation Stock Purchase Plan. The Plan permits participants to defer receipt of all or a portion of the total annual retainer and Chairman of the Board and committee chair fees to his or her account under the plan expressed in stock unit’s equivalent to shares of our stock.

Stock Ownership Guidelines

Director stock ownership guidelines have been in effect since 1997. These guidelines, like those of the management team, are intended to reinforce the importance of linking shareholder and director interests. Under these guidelines, beginning in 2000, each director is encouraged to reach a minimum level of share ownership at $300,000 over a five-year period after first becoming a director.

2005 Proxy Statement Herman Miller, Inc., and Subsidiaries   21

Board Committees

Our Board has four standing committees. Committee responsibilities are detailed in written charters. These charters are available on our Internet website at www.hermanmiller.com/charters. The committees are as follows:

Executive Compensation Committee

We have an Executive Compensation Committee comprised of David O. Ulrich (chair), Mary V. Andringa, and J. Barry Griswell. The Executive Compensation Committee recommends to the Board the annual executive incentive plan and the annual remuneration of our Chief Executive Officer and President, approves the annual renumeration and executive incentive plan for the other executive officers, grants employee stock options, and acts as the administrative committee for our employee stock option and long-term incentive plans. The committee met four times during the last fiscal year.

Nominating and Governance Committee

We have a Nominating and Governance Committee comprised of C. William Pollard (chair), E. David Crockett, and Dorothy A. Terrell. The Nominating and Governance Committee develops and recommends to the Board governance standards and policies. In addition, the committee identifies and recommends to the Board candidates for election to fill vacancies on the Board. The committee met four times during the last fiscal year.

Executive Committee

We have an Executive Committee comprised of Michael A. Volkema (chair), C. William Pollard, Thomas C. Pratt, and David O. Ulrich. The Executive Committee acts from time to time on behalf of the Board in managing our business and affairs (except as limited by law or our Bylaws) and is delegated certain assignments and functions by the Board of Directors. The committee met six times during the last fiscal year.

Audit Committee

We have an Audit Committee comprised of Thomas C. Pratt (chair), Douglas D. French, and James R. Kackley. Mr. Kackley is qualified as and serves as the “Audit Committee financial expert” within the meaning of the applicable SEC regulations. This Committee, composed entirely of independent directors under the applicable listing standards of the National Association of Securities Dealers (NASD), as well as the requirements of the Sarbanes-Oxley Act of 2002, is responsible for overseeing management’s reporting practices and internal controls on behalf of the Board of Directors. The Committee is also responsible for appointing, approving the compensation of, and overseeing our independent registered public accountants. The Audit Committee met nine times during the past fiscal year. In April 2005 the Board of Directors amended the written charter of the Audit Committee. A copy of the amended charter is attached as Appendix II.

22   Board Committees

Report of the Audit Committee

The Audit Committee’s purpose is to oversee the accounting and financial reporting processes of the company, the audits of the company’s financial statements and management’s assessment of the company’s internal controls, the qualifications of the public accounting firm engaged as the company’s independent registered public accounting firm, and the performance of the company’s internal auditors and independent registered public accounting firm. The Committee’s function is more fully described in its charter, which the Board has adopted, and is included as Appendix II to this Proxy Statement. The Committee reviews the charter on an annual basis. The Board annually reviews the NASDAQ listing standards definition of independence for audit committee members and has determined that each member of the Committee meets that standard.

Management is responsible for the preparation, presentation, and integrity of the company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The company’s independent registered public accounting firm, Ernst & Young, LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles. Ernst & Young, LLP is also responsible for providing an opinion on the effectiveness of the company’s internal control over financial reporting as well as management’s assessment thereof.

We have reviewed—and discussed with management and Ernst & Young, LLP—the company’s audited financial statements for the year ended May 28, 2005, management’s assessment of the effectiveness of the company’s internal controls over financial reporting, and Ernst & Young, LLP’s evaluation of the company’s internal controls over financial reporting.

We have discussed with Ernst & Young, LLP the matters required to be discussed by Statement on Accounting Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from Ernst & Young, LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with Ernst & Young, LLP their independence including a consideration of the compatibility of non-audit services with their independence.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the company’s Form 10-K Report for the year ended May 28, 2005, and we selected Ernst & Young LLP as the independent auditor for fiscal year 2006. The Board is recommending that shareholders ratify that selection at the annual meeting.

Thomas C. Pratt (chair)     Douglas D. French     James R. Kackley

2005 Proxy Statement Herman Miller, Inc., and Subsidiaries   23

Executive Compensation Committee Report

Committee Structure and Purpose

The Executive Compensation Committee (the “Committee”) of the Board of Directors is comprised of three directors, each who qualifies as an independent director under NASDAQ’s listing requirements. The Committee’s primary functions are to oversee the compensation philosophy and strategy of the company and to act as the Administrative Committee for the company’s key executive and director compensation plans. During fiscal year 2005, the Committee met four times.

The Committee is responsible for recommendations to the full Board with respect to the annual remuneration of the company’s Chairman and the company’s President and Chief Executive Officer. This recommendation covers the Chairman’s salary and all aspects of the President and Chief Executive Officer’s compensation including base salary, incentive pay, and equity-based compensation. The Committee approves the annual remuneration for all other Executive Officers of the company. The Committee also establishes the performance objectives for the annual executive incentive and the equity-based compensation plans, which cover the President and Chief Executive Officer, corporate officers, and executive employees of the company. The company’s President and Chief Executive Officer establishes the base salary of all other company executives.

Independent Consultants

The Committee believes that executive compensation should be established with the assistance of independent consultants and based on market data developed and analyzed by the consultants. During fiscal year 2005, the Committee retained several independent consultants to provide advice concerning certain aspects of executive compensation including the compensation of the Chairman, the President and Chief Executive Officer, and of the Section 16 Executive Officers. The independent consultants concluded that the compensation program established for those officers is consistent with the company’s compensation philosophy as described below.

The Committee has entered into an agreement with Towers Perrin to provide independent executive compensation services to the Committee. Towers Perrin’s was retained by and reports directly to the Committee. Towers Perrin services during fiscal 2006 will include ongoing review of all executive compensation at the company including base pay, cash incentive, and long-term incentive.

Compensation Philosophy

The company’s compensation philosophy, as formulated by the Committee and endorsed by the Board of Directors, is intended to engender and preserve a sense of equitable risk among employees and shareholders. The compensation programs are designed to allow for an appropriate level of risk and a corresponding compensation reward at a level that bears a relationship to the competitive market. Consistent with this philosophy, a key objective of the Committee is to ensure the design of the Executive Compensation Program will achieve the following objectives:

•	Link a material portion of annual compensation directly to operating performance
•	Reinforce our values, build corporate community, and focus employees on common goals
•	Align the interests of executives with the long-term interests of shareholders
•	Attract, motivate, and retain executives of outstanding ability

The Committee believes that the compensation plans described below reflect this philosophy.

24   Executive Compensation Committee Report

Executive Compensation Program

The annual Executive Compensation Program consists of a base salary, an annual bonus opportunity under the Incentive Cash Bonus Plan, and equity awards under the Long-Term Incentive Plan. Recognized salary surveys for executive officers are regularly utilized to insure the company provides market-competitive compensation. As noted, the Committee has engaged Towers Perrin to provide ongoing advice to the Committee on the market competitiveness of the Executive Compensation Program.

Base Salary

The salaries of the company’s President and Chief Executive Officer and other executives are established through market matching of external data and then implemented on a performance-based evaluation system. Each executive’s performance is evaluated by his or her superior. This evaluation considers the employee’s overall performance relative to the achievement of corporate objectives, as well as individual contributions and achievements. The Committee applies the same evaluation principle to the company’s President and Chief Executive Officer.

EVA-Based Incentive Compensation

Beginning in fiscal 1997, the incentive compensation plans of corporate officers, vice presidents, and other executives across the company were linked to the EVA concept. At the 1998 Annual Meeting, the company’s shareholders approved the company’s Incentive Cash Bonus Plan, which utilizes an EVA performance measurement system to determine the amount of annual cash bonus compensation. In 2004, the company received approval from shareholders for the Executive Incentive Cash Bonus Plan, which utilizes an EVA-based calculation as the sole measurement of performance. The Committee approves participants in the plan together with their target incentive payment, expressed as a percentage of their base salary. For fiscal year 2005, based on the EVA performance, participants in the plan received incentive payments amounting to 1.2382 times their individual target. The Committee continues to believe that the utilization of the EVA measurement system, with its focus on maximizing the company’s return on capital investments relative to its cost of capital, is an effective means of evaluating and rewarding executive performance.

Executive Stock Ownership Requirements

The Committee believes that significant stock ownership by top management is of critical importance to the ongoing success of the company, since it closely links the interests of key management and company shareholders. Stock ownership requirements apply to the nine members of the Executive Leadership Team for the company. Under these requirements, the President and Chief Executive Officer must own shares of company stock with an aggregate market value of at least six (6) times base salary. The other executives (all direct reports to the CEO) must own shares with an aggregate market value of four (4) times their respective base salaries. All participants must achieve their ownership requirement over a five-year period from the date of their appointment to the position. Ownership for the purpose of the guidelines is defined to include shares owned by the executives, as well as shares held in profit sharing, 401(k), restricted stock and restricted stock units (both vested and unvested), and deferred accounts for his or her benefit. Unexercised stock options are not included in the calculation of an executive’s total ownership.

2005 Proxy Statement Herman Miller, Inc., and Subsidiaries   25

Equity-Based Compensation

The shareholders in 2004 approved the company’s Long-Term Incentive Plan. The plan authorizes the company to issue stock, restricted stock, options, restricted stock units, and other forms of equity-based compensation. The three key objectives of the plan are:

•	To institute a system that would move the ‘Key Executives’ with ownership requirements toward that target on an annual basis with the opportunity for higher rewards in recognition of exceptional results.
•	To provide an appropriate level of equity reward to the next level of executives where market data would support their inclusion in an annual equity award plan.
•	To create a system that would provide broad equity opportunities for selected executives and recognize individual performance.

During fiscal year 2005, the Committee adopted significant changes to the equity-based compensation program that had been historically used. The new program significantly reduces the number of stock options that are to be granted and significantly increases the use of restricted stock units. The program has three tiers of awards. Tier 1 is made up of the CEO and eight key executives who are direct reports to the Chief Executive Officer. Tier 2 consists of 29 other key executives, and Tier 3 encompasses all other executives at Herman Miller.

The plan structure is as follows:

Tier 1 and Tier 2

•	Annual grants of stock units equal to 50 percent of target long-term incentive value. The restricted stock unit grants will increase or decrease with annual EVA performance with a minimum opportunity of 0.5 and a maximum opportunity of 1.5. The award has a 5-year cliff vest.
•	Annual premium stock option grant equal to 50 percent of target long-term incentive value. The options have a 10-year term and a 3-year ratable vest. The exercise price is set at fair market value on the date of the grant, plus 10 percent.

Target long-term incentive value for Tier 1 executives is an individual amount as established by the Committee. Target long-term incentive value for Tier 2 executives is the same fixed dollar amount for all participants as established by the Committee.

Tier 3

•	Annual grants of stock units equal to 20 percent of target long-term incentive value. The award has a 5-year cliff vest.
•	Annual premium stock option grant equal to 80 percent of target long-term incentive value. The options have a 10-year term and a 3-year ratable vest. The exercise price is set at fair market value, on the date of the grant, plus 10 percent.

Annual grants will be fixed by the Committee to approximately 50 people selected by the Committee at the end of the fiscal year.

The value of the option grants during fiscal year 2005 was determined using the Black-Scholes valuation model.

26   Executive Compensation Committee Report

Retirement Programs

The Committee approved the investment policies of the Profit Sharing, 401(k), and Pension Funds and oversaw the management and performance of the funds and the investment advisors. Those responsibilities have been transferred to the Executive Committee effective for the 2006 fiscal year.

Key Executive Deferred Compensation

The Key Executive Deferred Compensation Plan permits certain key executives, selected by the Committee, to elect to defer a portion of their EVA cash bonus and have it denominated in company stock. The Committee has historically authorized an incentive in the form of a premium denominated in Herman Miller, Inc., common shares equal to 30 percent of the amount deferred up to a maximum of 50 percent of the EVA cash bonus deferred. The Committee believes that this program provides an additional opportunity and incentive for the key executives to increase their ownership level in the company. In 2005, key executives deferred a total of $484,363 and the company’s matching contribution was $145,308.

1994 Key Executive Stock Purchase Assistance Plan

This Plan was originally adopted to assist executives in attaining their stock ownership requirements. Under the terms of this Plan, loans were made to key executives for the purpose of purchasing company stock. All loans are full recourse loans. Each loan is evidenced by a promissory note from the participating executive and is secured by the shares purchased with the loan proceeds. Each year, executives can earn the repayment of a portion of the principal and interest due on these loans, provided that certain corporate performance goals (EVA) are attained. For fiscal 2005, the Committee approved a 12.382 percent earn-out based on the financial results achieved. Accordingly, principal payments of $97,074 and interest payments of $31,072 were earned for fiscal 2005. During the course of the loan, the Plan prohibits participants from earning repayment of more than 80 percent of the original principal amount of any loan, plus interest accrued on the loan, prior to the maturity of the loan. There are loans outstanding to executives totaling $346,816. No loans under this plan were made in the past five fiscal years, and the Committee will not permit any new loans to be made going forward. Existing loans may be paid in accordance with their prevailing terms, but may not be materially modified.

Change In Control Employment Agreements

The Board of Directors has authorized the Chairman of the Board to offer severance agreements to certain officers to protect against an employee’s termination of employment following a “change in control.” These agreements provide benefits on a basis equivalent to that which existed immediately prior to such change in control. The agreements specify certain payments upon termination of employment or a change in the basis of employment. Under the agreements, the executive is entitled to a lump sum severance payment. In the case of the President and Chief Executive Officer, this payment includes an amount equal to the greater of three times the base salary and target EVA bonus or three times the base salary and average bonus for the last three fiscal years and a “gross-up” amount, which will in general effectively reimburse the President and Chief Executive Officer for any amounts paid under Federal excise tax.

2005 Proxy Statement Herman Miller, Inc., and Subsidiaries   27

Change In Control Employment Agreements (continued)

During the fiscal year, the Committee engaged Frederic W. Cook & Co., Inc., to conduct an independent review of the Change in Control agreements and to advise the Committee whether continuation of the agreements is appropriate and to advise the Committee on any changes in the agreements that may be necessary.

Compensation of the Chief Executive Officer

As of July 2004, Brian C. Walker held the role of President and Chief Executive Officer. The following describes the compensation he received in that capacity:

For fiscal 2005, Mr. Walker was paid a base salary of $457,981 and an executive incentive cash bonus of $248,241. Mr. Walker’s total cash compensation for fiscal 2005 was $706,222. Mr. Walker elected to donate 5 percent of his total earned 2005 bonus ($23,642) to the Michael Volkema Scholarship Fund for Children of Herman Miller Employees. In addition, under the Key Executive Deferred Compensation Plan, Mr. Walker elected to defer 50 percent of his earned bonus, after his donation ($224,559), and have it denominated in Herman Miller common stock. Mr. Walker received a premium on the incentive deferred denominated in Herman Miller common stock equal to 2,110 shares, which vests over a three-year period. Mr. Walker was also entitled to use a company chartered aircraft for both business and personal travel, up to a value of $150,000 for the fiscal year. Mr. Walker made a number of business trips under this arrangement, but had no personal travel through this program.

In July 2004, to better match Mr. Walker’s overall compensation package to competitive market data and to encourage Mr. Walker to remain with the company, the Committee awarded Mr. Walker a long-term incentive grant of 100,000 shares vesting at the end of five years. In June 2005, the Committee granted Mr. Walker 18,709 stock options at a 10% premium strike price over market value with a three-year ratable vest and 6,096 restricted stock units with a five-year cliff vest under the Long-Term Incentive Plan. The Committee believes that the significant ownership position created by these actions will continue the close alignment of Mr. Walker’s interests with those of the shareholders.

Deductibility of Compensation

The income tax laws of the United States limit the amount the company may deduct for compensation paid to the company’s CEO and the other four most highly paid executives. Certain compensation that qualifies as “performance based” under IRS guidelines is not subject to this limit. All compensation paid by the company during fiscal 2005 meets the requirements for deductibility.

David O. Ulrich (chair)     Mary V. Andringa     J. Barry Griswell

28   Executive Compensation Committee Report

Summary Compensation Table

The following table sets forth the compensation received by the Named Executives for each of the three fiscal years ended May 28, 2005, May 29, 2004, and May 31, 2003.

Name and Principal Position	Year	Annual Compensation		Long-Term Compensation						All Other Compensation
										(5)($)
		Salary(1)	Bonus(2)	Awards				Payouts
		($)	($)
				Restricted Stock Awards ($)		Securities Underlying Options/SARS (#)	(3)	LTIP Payouts ($)	(4)

Brian C. Walker,	2005	457,981	248,241	2,580,000	(7)	24,805		133,805		13,756
President and	2004	375,000	143,194	--		219,136		127,572		9,280
Chief Executive Officer	2003	375,000	--	--		--		--		5,218

Michael A. Volkema,	2005	326,923	70,646	87,012		2,720,713	(6)	13,375
Chairman	2004	400,000	115,919	--		534,722		--		3,280
	2003	400,000	--	--		--		--		6,533

Elizabeth A. Nickels,	2005	286,000	88,532	--		40,669		90,334		13,616
Executive Vice President and	2004	286,000	39,003	--		86,636		86,471		9,280
Chief Financial Officer	2003	275,000	--	--		--		--		6,372

John Portlock,	2005	260,400	149,513	--		6,614		--			(8)
President, Herman Miller	2004	161,232	65,680	--		40,000		--			(8)
International	2003	211,950	--	--		--		--			(8)

Gary S. Miller,	2005	228,800	141,650	--		16,537		--		15,666
Chief Development Officer	2004	228,800	62,405	--		75,000		--		11,302
	2003	220,000	14,520	--		--		--		9,028

(1)	Includes amounts deferred by employees pursuant to Section 401 (k) of the Internal Revenue Code.
(2)	Represents amounts paid under our Incentive Cash Bonus Plan. It excludes amounts deferred at the election of the Named Executives and payable in shares of our stock under the Key Executive Deferred Compensation Plan.
(3)	Long-term Awards reflected as being granted in fiscal 2005, for that year’s performance, but which were actually issued in the subsequent fiscal year include the following number of premium priced options—Mr. Walker,—18,709, Ms. Nickels—17,150, Mr. Portlock—4,989, Mr. Miller—12,473 and the following number of restricted stock units—Mr. Walker—6,096, Ms. Nickels—5,588, Mr. Portlock—1,625, Mr. Miller—4,064. In addition, Mr. Volkema and Ms. Nickels were granted 87,012 and 17,931 respectively, option awards in connection with the exercise of an option with a reload feature.
(4)	Represents amounts earned under our Key Executive Stock Purchase Assistance Plan and applied to the repayment of loans made thereunder. No new loans may be extended under this plan. At May 28, 2005, the outstanding loans were—Mr. Walker, $176,699 and Ms. Nickels, $170,117.
(5)	Amounts represent contributions by us pursuant to our defined contribution retirement plans except for payments of $2,022 each year by us of premiums for life insurance for the benefit of Mr. Miller.
(6)	Amount represents distributions from our Key Executive Deferred Compensation Plan.
(7)	This amount represents the value of 100,000 shares of our common stock (based on the closing prices on the date of grant of $25.80) granted to Mr. Walker under the terms of his share grant agreement. The grant vests at the end of five years following the grant date. The shares are subject to forfeiture provisions that lapse when the shares become vested. Dividends are payable on the restricted shares at the same rate as dividends on our common stock. Full vesting will occur in 2009. At May 28, 2005, the value of Mr. Walker’s 100,000 unvested and restricted shares, based on the closing price of our stock on that date ($29.80 per share), equaled $2,980,000.
(8)	Mr. Portlock serves the company through its United Kingdom subsidiary. As such, his benefits are paid according to the benefits paid in the United Kingdom, which are different from the benefits in the United States. His benefits include medical insurance, car allowance, spouse travel, and contributions to a pension plan. In 2003, 2004 and 2005 his fringe benefits did not exceed 10 percent of his base plus bonus.

2005 Proxy Statement Herman Miller, Inc., and Subsidiaries   29

Option Grants in Last Fiscal Year

The following table provides information on options granted to the Named Executives during the year ended May 28, 2005.

Name	Number of Securities Underlying Options (#)		Percentage of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price (per share) ($)	(1)	Expiration Date	Grant Date Present Value ($)	(2)

Brian C. Walker	--		--	--		--	--
Michael A. Volkema	87,012	(3)	40.02%	25.79		5/21/07	477,209
Elizabeth A. Nickels	17,931	(3)	8.25%	26.95		2/7/10	130,561
John Portlock	--		--	--		--	--
Gary S. Miller	--		--	--		--	--

(1)	The exercise price equals the prevailing market price of our stock on the date of grant. The exercise price may be paid in cash or by delivery of previously owned shares, or a combination of cash and such shares.
(2)	For the options expiring on May 21, 2007, and February 7, 2010, the values reflect standard application of the Black-Scholes option pricing model based on (a) expected stock price volatility of .2923 and .3114, (b) risk free rate of return of 3.21 percent and 3.42 percent, (c) a cash dividend yield of 1 percent, and (d) an expected time of three to four years to exercise. The actual value, if any, of the options granted is dependent upon the market values of the company’s common stock subsequent to the date the options become exercisable.
(3)	Reflects options granted pursuant to stock option reload rights contained in certain option agreements. The rights permit employees to receive new options if an employee exercises options by trading in shares. The employees received new options equal to the shares that were traded in. The reload options retain the expiration date of the original option, but the exercise price equals the fair market value of the company’s stock on the date of grant of the reload option. Reload options were granted on July 20, 2004, July 21, 2004, July 28, 2004, and October 27, 2004 totaling 30,313, 99,763, 87,012 and 342, respectively.

30   Option Grants in Last Fiscal Year

Aggregated Stock Option Exercises in Fiscal 2005 and Year End Option Values

The following table provides information on the exercise of stock options during fiscal 2005 by the Named Executives and the number and value of unexercised options at May 28, 2005.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	(1)	Number of Securities Underlying Unexercised Options at May 28, 2005 (#)		Value of Unexercised In the Money Options at May 28, 2005 ($)		(2)

				Exercisable	Unexercisable	Exercisable	Unexercisable

Brian C. Walker	158,761	834,483		295,756	--	1,306,073	--
Michael A. Volkema	949,651	3,636,173		--	87,012	--	348,918
Elizabeth A. Nickels	20,138	99,683		183,470	17,931	1,141,293	51,103
John Portlock	12,400	267,850		166,460	--	1,083,014	--
Gary S. Miller	56,456	1,329,651		286,380	--	1,933,705	--

(1)	Represents the aggregate market value of shares acquired at time of exercise, less the aggregate exercise price paid by the employee.
(2)	Values are based on the difference between the closing price of our stock on May 28, 2005, ($29.80) and the exercise prices of the options.

Deferred Compensation Plan—Awards in Last Fiscal Year

Name	Number of shares, units or other rights (#)	(1)	Performance or other period until maturation or payout	(2)

Brian C. Walker	9,144		3 years
Michael A. Volkema	--		--
Elizabeth A. Nickels	3,604		3 years
John Portlock	--		--
Gary S. Miller	--		--

(1)	Represents the number of units credited to an employee’s account under the terms of our Key Executive Deferred Compensation Plan (the “Plan”). Under the terms of the Plan, participants may elect to defer all or a portion of his or her cash incentive bonus payment. Deferred amounts are credited in stock units, based on the value of our stock as of the end of the month in which the bonus would have been paid to the employee. Stock units are payable only in shares of our common stock. Includes the following number of units credited to each of the Named Executive’s premium account, as described in footnote (2) Brian C. Walker—2.110, Elizabeth A. Nickels—832.
(2)	Stock Units credited to a participant’s account due to the premium percentage are credited to a separate premium account, which vests at the rate of 33-1/3 percent, beginning on the first anniversary of the deferral, and each anniversary thereafter, provided that the participant is employed by us. The Plan allows for accelerated vesting in the event of a participant’s death, disability, retirement, change in employment status or termination due to a change in control, as defined in our Plan for Severance Compensation After Hostile Takeover, as amended and restated.

Equity Compensation Plan Information

As noted in the Executive Compensation Committee Report, we maintain certain equity compensation plans under which common stock is authorized for issuance to employees and directors in exchange for services. In addition, we maintain the Nonemployee Officer and Director Stock Option Plan, Employee Stock Option Plan, 2000 Employee Stock Option Plan, Employees’ Stock Purchase Plan, and various employee ownership and profit sharing plans under which common stock is authorized for issuance to employees and directors in exchange for services.

2005 Proxy Statement Herman Miller, Inc., and Subsidiaries   31

Equity Compensation Plan Information (continued)

The 2000 Employee Stock Option Plan is our only equity compensation plan under which common stock is authorized for issuance that has not been approved by our shareholders. Under the 2000 Employee Stock Option Plan, each full- or part-time employee of the company, or any U.S. or Canadian subsidiary, and certain foreign subsidiaries who was not eligible to participate in the 1994 Long-Term Incentive Plan, received a one-time, nontransferable grant of a nonqualified stock option to purchase 100 shares of our common stock, at fair market value of the shares on the grant date. The options were not exercisable until after one year of continuous employment from the grant date and remain exercisable until the earlier of 10 years after the grant date or three months after termination of employment (other than termination due to of retirement, disability, or death, which events allow for a longer exercise period). The Board is sensitive to dilution of shareholder interests resulting from the granting of stock options and therefore has allocated the options granted under this plan against the authorized shares available under the 1994 Long-term Incentive Plan.

The following table sets forth certain information regarding the above referenced equity compensation plans as of May 28, 2005.

Plan category	Number of securities to be issued upon exercise of outstanding options warrants and rights	(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))

	(a)		(b)	(c)

Equity compensation plans approved by security holders	4,955,242		$24.41	4,983,290
Equity compensation plans not approved by security holders	427,870		$27.25	--
Total	5,383,112		$24.64	4,983,290

(1)	We have not granted warrants or rights applicable to this chart.

Pension Plan

We maintain a cash balance retirement income plan under which we credit the account of each eligible participant each quarter with an amount equal to 4 percent of the participant’s compensation for the quarter, subject to a maximum annual compensation of $210,000. Each quarter a participant’s cash balance is credited with interest at the 30-year U.S. Treasury security rate, established as of the month of April preceding each plan year, on the previous quarter-end balance. Upon retirement and subject to completion of at least five years of service, participants may be paid the cash balance in a lump sum or in monthly payments for the remaining life of the participant. Under current tax law, annual benefits payable at retirement may not exceed $170,000.

Other Arrangements

We maintain a Salary Continuation Plan, which provides that an officer’s base salary (as shown in the “Salary” column of the Summary Compensation Table) will be continued for twelve months after termination of the officer’s employment. Under this plan, benefits terminate if the officer performs

32   Equity Compensation Plan Information

services for a competitor, and benefits are offset for any noncompetitor payments for services. No benefits are payable under the plan if an officer dies, retires, voluntarily terminates employment, or is terminated for malfeasance.

Shareholder Return Performance Graph

Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on our common stock with that of the cumulative total return of the Standard & Poor’s 500 Stock Index and the NASD Non-Financial Index for the five-year period ended May 28, 2005. The following information is based on an investment of $100 on June 3, 2000 in our common stock, the Standard & Poor’s 500 Stock Index, and the NASD Non-Financial Index, with dividends reinvested.

	2000	2001	2002	2003	2004	2005

Herman Miller, Inc.	$100	$91	$80	$66	$83	$104
S&P 500 Index	$100	$86	$74	$68	$81	$88
NASD Non-Financial	$100	$59	$43	$42	$53	$55

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors and officers, as well as any person holding more than 10 percent of our common stock, are required to report initial statements of ownership of our securities and changes in such ownership to the Securities and Exchange Commission. Based upon written representations by each director and officer, all the reports were filed by such persons during the last fiscal year, except for David S. Guy who had 3 delinquent filings.

Submission of Shareholder Proposals for the 2006 Annual Meeting

Shareholders wishing to submit proposals on matters appropriate for shareholder action to be presented at our 2006 annual meeting of shareholders may do so in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating

2005 Proxy Statement Herman Miller, Inc., and Subsidiaries   33

Submission of Shareholder Proposals for the 2006 Annual Meeting (continued)

to our 2006 annual meeting of shareholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by us at our principal executive offices at 855 East Main Avenue, PO Box 302, Zeeland, Michigan 49464-0302, no later than April 27, 2006.

For any proposal that is not submitted for inclusion in next year’s Proxy Statement, but is instead sought to be presented directly at the 2006 Annual Meeting, SEC rules permit management to vote proxies at its discretion if we: (1) receive notice of the proposal before the close of business on July 17, 2006, and advise shareholders in the 2006 Proxy Statement about the nature of the matter and how management intends to vote on such matter, or (2) do not receive notice of the proposal prior to the close of business on July 17, 2006. Notices of intention to present proposals at the 2006 annual meeting should be addressed to our Corporate Secretary, at our principal executive offices at 855 East Main Avenue, PO Box 302, Zeeland, Michigan 49464-0302.

As of August 25, 2005, no proposals to be presented at the 2005 annual meeting had been received by us.

Under our Bylaws, no business may be brought before an annual shareholder meeting unless it is specified in the notice of the meeting and included in the accompanying proxy materials, or as otherwise brought before the meeting by or at the direction of the Board or by a shareholder entitled to vote who has delivered written notice to us (containing certain information specified in the Bylaws about the shareholder and the proposed action) not less than thirty (30) days prior to the date of the originally scheduled meeting. If less than forty (40) days advance notice of the meeting is given, the notice must be received by us no later than the close of business on the tenth day following the date on which the notice of the scheduled meeting was first mailed to our shareholders.

Miscellaneous

The cost of the solicitation of proxies will be borne by us. In addition to the use of the mails, proxies may be solicited personally or by telephone or electronic means by a few of our regular employees. We may reimburse brokers and other people holding stock in their names or in the names of nominees for their expenses in sending proxy materials to the principals and obtaining their proxies.

Our mailing for the fiscal year ended May 28, 2005, includes the Notice of 2005 Annual Meeting of Shareholders, the Proxy Statement, and the 2005 Annual Financial Statements. A copy of our Report on Form 10-K filed with the Securities and Exchange Commission is available, without charge, upon written request from the Secretary of the company, 855 East Main Avenue, PO Box 302, Zeeland, Michigan 49464-0302.

Shareholders are urged to date and sign the enclosed proxy and return it promptly to us in the enclosed envelope. Questions related to your holdings can be directed as follows:

EquiServe Trust Company, N.A., PO Box 43069, Providence, RI 02940-3069
Phone: 1 800 446 2617 inside the United States
Phone: 1 781 575 2723 outside the United States
http://www.computershare.com/equiserve.com

By Order of the Board of Directors
Daniel C. Molhoek, Secretary to the Board August 25, 2005

34   Submission of Shareholder Proposals for the 2006 Annual Meeting

Appendix I  Herman Miller, Inc., 1995 Employees’ Stock Purchase Plan
(As Amended Through September 26, 2005)

1. Purpose

The purpose of the Herman Miller 1995 Employees’ Stock Purchase Plan (the “Plan”) is to provide employees of Herman Miller, Inc. (the “Company”) and the “Participating Subsidiaries” (as herein defined) with a further inducement to continue their employment with the Company or the Participating Subsidiaries and to encourage such employees to increase their efforts to promote the best interests of the Company by permitting them to purchase shares of common stock, par value $.20 per share (the “Stock”) of the Company, at a price less than the market price thereof, under such circumstances that the purchase qualifies as the exercise of an option granted under an employees’ stock purchase plan, as defined by Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). As used herein, the term “Company” does not include any subsidiaries of the Company. This Plan may be adopted by the board of directors of any corporation which is a member of a controlled group of corporations, within the meaning of Section 1563(a) of the Code, of which the Company is also a member, and upon such adoption and with the approval of the committee described in Section 2, such corporation shall be deemed to be one of the “Participating Subsidiaries.” The committee described in Section 2, in its discretion, is authorized to approve participation in the Plan by any foreign entity which is a controlled foreign corporation of the Company, within the meaning of Section 957(a) of the Code. Upon adoption by the board of directors of any such controlled foreign corporation and with the approved of the committee described in Section 2, such corporation shall be deemed to be one of the “Participating Subsidiaries.”

2. Committee to Administer Plan

The Plan shall be administered by a committee appointed by the Board of Directors of the Company (the “Committee”). The Committee shall consist of not less than three members. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee may establish from time to time such regulations, provisions and procedures, within the terms of the Plan, as in the opinion of its members may be advisable in the administration of the Plan. The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The interpretation and construction by the Committee of any provisions of the Plan shall be final unless otherwise determined by the Board of Directors. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

3. Eligibility

Participation under the Plan shall be open to all active employees (the “Eligible Employees”) of the Company or the Participating Subsidiaries except (a) employees who have been continuously employed by the Company or a Participating Subsidiary for less than thirty (30) days at the beginning of an Option Period (as hereinafter defined); (b) employees whose customary employment by the Company or a Participating Subsidiary is less than twenty (20) hours per week; and (c) employees whose customary employment by the Company or a Participating Subsidiary is for not more than five (5) months in a calendar year. No option rights shall be granted under the Plan to any person who is not an Eligible Employee, and no Eligible Employee shall be granted option rights under the Plan (a) if such employee, immediately after receiving the grant of such option rights under the Plan, owns (under the rules of

2005 Proxy Statement Herman Miller, Inc., and Subsidiaries   35

3. Eligibility (continued)

Sections 423(b)(3) and 424(d) of the Code) stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiary corporations (as defined by Section 425(f) of the Code); or (b) which permit such employee to purchase stock under this Plan and any other employees’ stock purchase plan of the Company and its subsidiary corporations (as defined by Section 424(f) of the Code) at option prices aggregating more than $25,000 in any one calendar year, and in no event may such option rights accrue at a rate which exceeds that permitted by Section 423(b)(8) of the Code.

4. Stock Available for Plan

Purchase of Stock pursuant to and on behalf of this Plan for delivery under this Plan may be made out of the Company’s presently or hereafter authorized but unissued Stock, or out of shares of Stock now or hereafter held in treasury by the Company, or from outstanding shares of Stock, or partly out of each, as determined by the Committee. The maximum number of shares of Stock which may be purchased under the Plan is 1,000,000 shares, subject, however, to adjustment as hereinafter set forth. In the event the Company shall, at any time after the effective date of the Plan, change its issued Stock into an increased number of shares of Stock, with or without par value, through a Stock dividend or split of shares, or into a decreased number of shares, with or without par value, through a combination of shares, then effective with the record date for such change, the maximum number of shares of Stock which thereafter may be purchased under the Plan shall be the maximum number of shares which, immediately prior to such record date, remained available for purchase under the Plan, proportionately increased, in the case of such Stock dividend or split up of shares, or proportionately decreased in the case of such combination of shares. In the event of any other change affecting Stock, such adjustment shall be made as may be deemed equitable by the Board of Directors to give proper effect to such event.

5. Effective Dates

This Plan shall become effective on December 4, 1995, provided that the Plan has been adopted by the Company’s Board of Directors and approved by the shareholders of the Company at a duly called meeting or any adjournment thereof. The first Option Period under the Plan shall commence on December 4, 1995, and end on March 2, 1996. As long as the Plan remains in effect, a new Option Period shall commence on the first day of each fiscal quarter year of the Company and end on the last day of each such fiscal quarter year.

6. Participation

An employee who is a participant in the Herman Miller, Inc. 1987 Employees’ Stock Purchase Plan (the “1987 Plan”) on December 4, 1995, will automatically participate in this Plan as of such date (a “Participant”). In addition, an employee of the Company or a Participating Subsidiary who is an Eligible Employee at or prior to the first day of any Option Period may become a Participant as of such date by (a) at least ten (10) days prior to such date, completing and forwarding a payroll deduction authorization form (the “Authorization”) to the Eligible Employee’s appropriate payroll location; and/or (b) at least forty-five (45) days prior to the last day of the Option Period, completing and forwarding a lump sum payment form furnished by the Company accompanied by payment to the Company in the amount of the lump sum to be credited to the Eligible Employee’s Purchase Account. The Authorization will direct a regular payroll deduction from the Participant’s compensation to be made on each of the Participant’s

36   Appendix I Herman Miller, Inc., 1995 Employees' Stock Purchase Plan (As Amended Through September 26, 2005)

pay dates occurring during each Option Period in which he or she is a Participant. The term “Authorizations” as used herein includes Authorizations as defined in and filed pursuant to the 1987 Plan. As a condition to participation in the Plan, each Participant agrees with respect to shares of Stock allocated to such Participant’s Purchase Account on or after June 3, 2001, not to sell or otherwise dispose of such shares of Stock for a period of twelve (12) consecutive months following the Purchase Date for such shares of Stock, without the prior written consent of the Committee.

7. Payroll Deductions and Lump Sum Payments

The Company and its Participating Subsidiaries will maintain payroll deduction accounts for all of their respective employees who are Participants and who have filed Authorizations for Payroll Deduction. Payments made by Participants, whether by payroll deduction or lump sum payment, shall be credited to the Participant’s Stock Purchase Account (the “Purchase Account”). No amounts other than payroll deductions and lump sum payments authorized under this Plan may be credited to a Participant’s Purchase Account. A Participant may authorize a payroll deduction in any amount not less than $5 for each pay date and may make one lump sum payment in any Option Period in any amount not less than $25. In no event shall payments of any kind for credit to a Purchase Account by or on behalf of any Participant have an aggregate fair market value (determined as of the Purchase Date) of more than $25,000 in any calendar year. The Committee, in its discretion, may vary the Option Period and the payroll deduction period of Eligible Employees of any Participating Subsidiary which is a foreign controlled corporation of the Company, within the meaning of Section 957(a) of the Code (“Foreign Participating Subsidiary”), in a manner necessary or convenient for participation in the Plan by Eligible Employees of a Participating Subsidiary, and the Committee shall have the authority to establish the terms and conditions of participation in the Plan by Eligible Employees of a Foreign Participating Subsidiary, provided that such terms and conditions are not materially inconsistent with the Plan.

8. Changes in Payroll Deduction

Payroll deductions shall be made for each Participant in accordance with the Participant’s Authorization and shall continue until the Participant’s participation terminates, the Authorization is revised or the Plan terminates. A Participant may, as of the beginning of any Option Period, increase or decrease the Participant’s payroll deduction within the limits specified in Section 7 by filing a new Authorization at least ten (10) days prior to the beginning of such Option Period.

9. Termination of Participation; Withdrawal of Funds

A Participant may for any reason at any time on written notice given to the Company prior to the Participant’s last pay date in any Option Period elect to terminate his or her participation in the Plan and permanently draw out the balance accumulated in his or her Purchase Account. Upon any termination by a Participant of participation, he or she shall cease to be a Participant, his or her Authorization shall be revoked insofar as subsequent payroll deductions are concerned, and the amount to his or her credit in his or her Purchase Account, and not payable in respect of the exercise of any option to purchase Stock theretofore granted under the plan, as well as any unauthorized payroll deductions made after such revocation, shall be promptly refunded to the former Participant. An Eligible Employee who has thus terminated participation in the Plan may thereafter begin participation in the Plan again only during the fiscal year of the Company following the fiscal year of the Company in which such termination and withdrawal of funds occurred. Partial withdrawals of funds will not be permitted.

2005 Proxy Statement Herman Miller, Inc., and Subsidiaries   37

10. Purchase of Shares

Each Participant during each Option Period under this Plan will be granted an option as of the “Purchase Date” (as herein defined) for the purchase of as many shares of Stock, including partial shares, as may be purchased with the funds in his or her Purchase Account. This election shall be automatically made as provided in this Section unless the Participant terminates participation as provided in Section 9. The purchase price for each share of Stock purchased shall be 85 percent of the fair market value of a share of Stock on the “Purchase Date” (as herein defined). If such percentage results in a fraction of a cent, the purchase price shall be increased to the next higher full cent. The term “Purchase Date” shall be the last business day of the Option Period. If, as of each Purchase Date, the Participant’s Purchase Account contains funds, the Participant shall be deemed to have exercised an option to purchase shares at the purchase price, the Participant’s Purchase Account shall be charged for the amount of the purchase, and an entry shall be made to the Participant’s account maintained by the Company’s transfer agent. As of each subsequent Purchase Date when funds have again accrued in the Participant’s Purchase Account, shares will be purchased in the same manner.

If the Stock continues to be traded in the over-the-counter market and does not become listed upon an established stock exchange, the fair market value per share shall be the closing sale price of the Stock as reported by the National Association of Securities Dealers’ Automated Quotation System (“NASDAQ”) on the Purchase Date, or if no closing sale price in the over-the-counter market is reported by NASDAQ for the Purchase Date, then on the next preceding day on which such price is reported. If the Stock becomes listed upon an established stock exchange or exchanges, the fair market value of the Stock for purposes of the Plan shall be deemed to be the closing price of the Stock on such stock exchange or exchanges on the Purchase Date, or if no sale of Stock shall have been made on any stock exchange on that day, on the next preceding day on which there was a sale of such Stock.

11. Registration of Certificates

Shares of Stock may not be sold, registered in certificate form or transferred for a period of twelve (12) months after the Purchase Date. Upon the request of a Participant made more than twelve (12) months after the Purchase Date, a stock certificate representing the full number of shares of Stock owned by such Participant under the Plan shall be issued and delivered to the Participant. Fractional share interests shall be paid in cash to the Participant. Certificates may be registered only in the name of the Participant or the names of the Participant and his or her spouse.

12. Rights on Retirement, Death, or Termination of Employment

In the event of a Participant’s retirement, death or termination of employment, no payroll deduction shall be taken from any pay due and owing to a Participant at such time and the balance in the Participant’s Purchase Account shall be paid to the Participant or, in the event of the Participant’s death, to the Participant’s estate.

38   Appendix I Herman Miller, Inc., 1995 Employees' Stock Purchase Plan (As Amended Through September 26, 2005)

13. Rights Not Transferable

Rights under this Plan are not transferable by a Participant and are exercisable only by the Participant during his or her lifetime.

14. Application of Funds

All funds received or held by the Company or a Participating Subsidiary under this Plan may be used by the Company or such Participating Subsidiary for any corporate purpose.

15. Amendment of the Plan

The Board of Directors of the Company may at any time, or from time to time, amend this Plan in any respect, except that, without the approval of a majority of the shares of Stock of the Company then issued and outstanding and entitled to vote, no amendment shall be made (a) increasing the number of shares approved for this Plan (other than as provided in Section 4), (b) decreasing the Purchase Price per share, (c) withdrawing the administration of this Plan from the Committee, (d) changing the designation of the class of employees eligible to receive options under the Plan, or (e) which would render options granted under the Plan unqualified for special tax treatment under the Code.

16. Termination of the Plan

Unless sooner terminated as hereinafter provided, this Plan shall terminate on December 4, 2015. The Company may, by action of its Board of Directors, terminate the Plan at any time. Notice of termination shall be given to all then Participants, but any failure to give such notice shall not impair the termination. Upon termination of the Plan, all amounts in Purchase Accounts of Participants shall be promptly refunded.

17. Governmental Regulations

The Company’s obligation to sell and deliver Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such Stock. If at any time shares of Stock deliverable hereunder are required to be registered or qualified under any applicable law, or delivery of such shares is required to be accompanied or preceded by a prospectus or similar circular, delivery of certificates for such shares may be deferred for a reasonable time until such registrations or qualifications are effected or such prospectus or similar circular is available.

2005 Proxy Statement Herman Miller, Inc., and Subsidiaries   39

Appendix II Herman Miller, Inc., Board of Directors--Audit Committee Charter April 2005

Purpose

The primary function of the Audit Committee (the “Committee”) is to assist the Board of Directors by overseeing (1) the quality and integrity of the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements, (2) the performance of the Company’s Business Risk group, including the internal audit function, and independent auditor, and (3) the Company’s disclosure controls and system of internal controls regarding finance, accounting, legal compliance, and ethics that management and the Board of Directors have established.

The Committee shall provide an open avenue of communication among the independent auditors, financial and senior management, the Business Risk group, and the Board of Directors.

Membership

The Committee shall be comprised of three or more members of the Board of Directors, each of whom (1) must qualify as an independent director under the listing standards of the NASDAQ, Section 301 of the Sarbanes-Oxley Act, and the rules of the Securities and Exchange Commission, (2) shall be free from any relationship to the Company that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee, and (3) shall not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. All members of the Committee shall meet the NASDAQ requirements to be able to read and understand fundamental financial statements. In addition, at least one member shall have met the NASDAQ standard for financial sophistication. The Board of Directors shall attempt to appoint at least one member of the Committee who is an “Audit Committee Financial Expert” under the criteria established by the Securities and Exchange Commission. The members shall be nominated by the Nominating and Governance Committee and appointed annually to one-year terms by the Board. The Nominating and Governance Committee shall recommend, and the Board shall designate, one member of the Committee as Chair. A member of the Committee shall not simultaneously serve on the audit committee of more than two other public companies.

Meetings and Procedures

Meetings of the Committee shall be subject to the Committee procedure rules set forth in the Company’s Bylaws, rules established by the Board, and its own rules of procedure (including the Administrative Guidelines schedule), which shall be consistent with those Bylaws and the following:

1.	The Committee shall meet at least four (4) times annually and more frequently as circumstances require. At least four (4) scheduled meetings of the Committee shall include an executive session of the Committee, absent members of management and on such terms and conditions as the Committee may elect. In addition, the Committee may meet periodically with management, the head of the Company’s Business Risk group and the independent auditors in separate executive sessions to discuss any matters that the Committee or the Business Risk department or independent auditors believe should be discussed privately.

40   Appendix II Herman Miller, Inc., Board of Directors - Audit Committee Charter April 2005

2.	Following each of its meetings, the Committee shall deliver a report (verbal or written) on the meeting to the Board, including a description of actions taken by the Committee.
3.	Minutes will be prepared for each meeting by a legal non-employee resource and will be maintained as a permanent part of corporate records.
4.	At least annually, the Committee will review this Charter and update it as necessary.

Responsibilities and Duties

The Company’s management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing the Company’s financial statements. Consequently, the Audit Committee’s role is one of oversight and does not provide any expert assurance or certification as to the Company’s financial statements or the work of the independent auditors or that of the Business Risk group. However, the independent auditors and director of Business Risk are directly accountable to the Audit Committee. The Committee shall have the following responsibilities and duties:

Documents and Reports

1.	Review the Company’s annual financial statements and any financial reports submitted to the SEC or to the public, including any report issued by the independent auditors.
2.	Review the management letter and other reports from the independent auditors, reports issued to the Audit Committee from the Business Risk group, management’s responses, and subsequent updates on actions taken.
3.	Recommend to the Board whether the Company’s annual financial statements should be included in the Annual Report on Form 10-K.
4.	Cause to be prepared and approve the Committee’s report to be included in the Company’s proxy statement. 5. Review with financial management, Business Risk and the independent auditors the quarterly report on Form 10-Q prior to filing.
6.	Review quarterly earnings press releases with management prior to dissemination.
7.	Discuss with management financial information and earnings guidance provided to external parties (e.g., analysts and rating agencies), if not previously discussed with the Executive Committee or Board of Directors.
8.	Review management’s assessment and report and the independent auditors’ attestation and report on the effectiveness of the Company’s internal controls over financial reporting.

Independent Auditors

1.	Appoint, retain or remove, approve the compensation of, and provide oversight of the work of the Company’s independent auditor and appoint and approve the compensation of any public accounting firm engaged for the purpose of preparing or issuing an audit report of the Company’s financial statements, or the Company’s internal controls, or performing other audit, review or attest services of the Company, including resolution of disagreements between management and the independent auditors regarding financial reporting. The independent auditors shall report directly to the Committee.

2005 Proxy Statement Herman Miller, Inc., and Subsidiaries   41

Responsibilities and Duties   Independent Auditors (continued)

2.	On an annual basis, review and evaluate the qualifications and performance of the independent auditors.
3.	On an annual basis, receive from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard 1. The Committee will actively engage in a dialog with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor. The Committee will take appropriate action to oversee the independence of the independent auditor.
4.	Administer the Company’s Audit and Non-Audit Services Preapproval Policy.
5.	Hold timely discussions with the independent auditors regarding:
(a)	Significant accounting policies and practices;
(b)	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;
(c)	Other material written communications between the independent auditor and management including, but not limited to, schedule of unadjusted differences; and
(d)	Items disclosed by the auditor as required in SAS No. 61 or SAS No. 100, including the auditor’s judgment as to the quality of the Company’s accounting principles, significant reporting issues and management’s judgments and accounting estimates made in connection with the preparation of the financial statements.
(e)	The establishment, documentation, effectiveness, and audit of the Company’s internal financial controls required by Sarbanes-Oxley Section 404 and the PCAOB.
6.	At least annually, obtain and review a report by the independent auditor describing:
(a)	The firm’s internal quality control procedures; and
(b)	Any material issues raised by the most recent internal quality-control review of the firm or by any inquiry or investigation of the firm by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.
(c)	All relationships between the independent auditor and the Company.

Financial Reporting Processes

1.	Review the integrity of the Company’s financial reporting process, both internal and external, giving consideration to the disclosure controls, and consultation with management, the independent auditors and the director of Business Risk.
2.	Review and discuss significant changes in the Company’s procedures concerning internal controls over financial reporting.
3.	Consider and approve, as appropriate, material changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors, management, or the director of Business Risk.
4.	Establish and maintain procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures necessary to receive and respond to confidential and anonymous submissions by Company employees regarding questionable accounting or auditing matters; consider risk factors for potential fraudulent financial reporting.
5.	Approve the annual EVA calculation including the actual improvement and bonus factor.

42   Appendix II Herman Miller, Inc., Board of Directors - Audit Committee Charter April 2005

Business Risk Group/Internal Audit

1.	Review the audit plan, activities, organizational structure and qualifications of the Company’s Business Risk group including a periodic review of the director’s performance, and approve the appointment of the director.
2.	Periodically review any significant difficulties, disagreements with management, or scope restrictions encountered in the course of that group’s work.

Legal and Business Risks

1.	Review, with the Company’s counsel, legal compliance matters.
2.	Review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.
3.	Discuss the Company’s significant business and financial risk exposures and steps taken by management to control or mitigate those exposures.

Other

1.	Perform an annual self-assessment relative to the Audit Committee’s purpose, duties and responsibilities set forth in this Charter.
2.	To the extent it deems appropriate, and with or without full Board approval, obtain advice and assistance from outside legal, accounting or other advisors as deemed appropriate to perform its duties and responsibilities.
3.	Monitor the development of the Company’s insurance programs, except director and officer insurance, and their adequacy to safeguard against extraordinary liabilities and losses.
4.	Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

Funding

The Company shall provide appropriate funding, as determined by the Audit Committee, for payments of:

1.	Compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;
2.	Compensation to any advisors employed by the Audit Committee pursuant to the Charter; and
3.	Ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

2005 Proxy Statement Herman Miller, Inc., and Subsidiaries   43